UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.

 _____________________

FORM 8-K

_____________________

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 9, 2026 (February 25, 2026)

Mag Magna Corp. (Exact name of registrant as specified in its charter)

000-56822	98-1626237
(Commission File Number)	(IRS Employer Identification Number)

4005 West Reno Avenue, Suite F Las Vegas, Nevada 89118	Wyoming
(Address of Principal Executive Offices)	(State or other jurisdiction of incorporation or organization)

702-595-2247

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01. Entry into a Material Definitive Agreement.

Equity Purchase Agreement

Effective February 25, 2026, Mag Magna Corp., a Wyoming corporation (the “Company”), entered into an Equity Purchase Agreement (the “Purchase Agreement”) with Monroe Street Capital Partners, LP (“Monroe”). Pursuant to the Purchase Agreement, the Company has the right, but not the obligation, to sell to Monroe up to Thirty Million Dollars ($30,000,000.00) (the “Maximum Commitment Amount”) of the Company’s common stock (the “Common Stock”), from time to time during the Commitment Period (as defined below), subject to the terms, conditions, limitations and procedures set forth in the Purchase Agreement.

Under the Purchase Agreement, the Company may, at its discretion and subject to satisfaction of specified conditions (including the effectiveness of a registration statement covering the resale of the shares issuable thereunder), deliver a Put Notice to Monroe specifying the number of shares of Common Stock (the “Put Shares”) to be purchased by Monroe. Each Put is subject to a minimum of $25,000 (calculated using the Initial Purchase Price) and a maximum of the lesser of $500,000 (calculated using the Initial Purchase Price) or 200% of the Average Daily Trading Value during the seven Trading Days immediately preceding the Put Date. The Purchase Price per share for each Put is the lesser of (a) 80% of the lowest traded price of the Company’s Common Stock on the Principal Market on the Trading Day immediately preceding the respective Put Date or (ii) 80% of the lowest traded price of the Company’s Common Stock on the Principal Market on any Trading Day during the Valuation Period, with payment of the Investment Amount (Purchase Price minus Clearing Costs) due on specified weekly Payment Dates.

As consideration for entering into the Purchase Agreement, the Company agreed to issue 15,000 shares of Common Stock (the “Initial Commitment Shares”) to Monroe, with additional shares of Common Stock becoming issuable upon the Company’s drawing each $2,500,000 in funds (each a “Trigger Event”) under the Purchase Agreement (collectively, the “Fulfillment Commitment Shares”) [for each $2,500,000 in funds drawn under the Purchase Agreement, the number of Fulfillment Commitment Shares to be issued would calculated pursuant to the following formula: 15,000 divided by the lowest VWAP of the Common Stock on the Principal Market on any Trading Day during the five Trading Days immediately preceding the date of the relevant Trigger Event]. Monroe is entitled to certain protections, including a beneficial ownership limitation of 4.99% (subject to adjustment in certain circumstances), and the Company is subject to customary covenants, including prohibitions on entering into competing equity lines of credit or variable rate transactions without Monroe’s consent during specified periods.

The Purchase Agreement contains customary representations, warranties, covenants, indemnification obligations, and termination provisions. The Commitment Period commences on February 25, 2026, and ends on the earlier of (1) the full draw of the Maximum Commitment Amount, (2) 24 months from the date thereof, (3) termination by the Company (subject to limitations, including no termination during a Valuation Period or while Monroe holds Put Shares), (4) certain registration-related events or (5) bankruptcy or similar events. The provisions addressing indemnification, governing law, arbitration and certain other matters survive termination.

Concurrently with the Purchase Agreement, the Company entered into a Registration Rights Agreement (the “Registration Rights Agreement”) with Monroe. Pursuant to the Registration Rights Agreement, the Company is obligated to file with the SEC an initial registration statement (the “Registration Statement”) covering the resale by Monroe of the Initial Commitment Shares, the Fulfillment Commitment Shares and any Put Shares issued or issuable under the Purchase Agreement (collectively, the “Registrable Securities”). The Company must use commercially reasonable efforts to file the initial Registration Statement within 30 calendar days after February 25, 2026, and to cause it to be declared effective by the SEC within 90 calendar days after filing (or earlier if possible). The Company must maintain the effectiveness of the Registration Statement (including through post-effective amendments or new registration statements as necessary) throughout the Registration Period, which continues until Monroe has sold all Registrable Securities and the Maximum Commitment Amount has been fully drawn. The Registration Rights Agreement includes customary provisions regarding prospectus supplements, blue sky qualifications, review and comment rights, indemnification, suspension rights and remedies for delays or failures in effectiveness or maintenance of effectiveness.

The foregoing descriptions do not purport to be complete and are qualified in their entirety by reference to the full text of the Equity Agreement and the Registration Rights Agreement, copies of which are attached hereto as Exhibits 10.1 and 10.2, respectively, each of which is incorporated herein in its entirety by reference.

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Securities Purchase Agreements

Effective February 25, 2026, the Company entered into a Securities Purchase Agreement (the “Monroe SPA”) with Monroe, pursuant to which the Company issued to Monroe a convertible promissory note in the principal amount of $91,292.40 (the “Monroe Note”) for cash proceeds of $85,530.00 (reflecting $6,762.40 original issue discount). Monroe was also issued a five-year warrant (the “Monroe Warrant”) to purchase 40,575 shares of Common Stock with standard anti-dilution provisions and cashless exercise.

Effective February 27, 2026, the Company entered into a Securities Purchase Agreement (the “Lambda SPA”) with Lambda Ventures, LLC (“Lambda”), pursuant to which the Company issued to Lambda a convertible promissory note in the principal amount of $91,292.40 (the “Lambda Note”) for cash proceeds of $85,530.00 (reflecting $6,762.40 original issue discount). Lambda was also issued a five-year warrant (the “Lambda Warrant”) to purchase 40,575 shares of Common Stock with standard anti-dilution provisions and cashless exercise.

Material terms of the Monroe Note and the Lambda Note (collectively, the “Notes”) include:

Maturity and Interest

Each Note matures 12 months from its issue date and bears interest at 10% per annum. The first 12 months of interest ($7,303.39 per Note) is guaranteed and fully earned in full as of the issue date (non-refundable even if repaid or converted early).

Conversion Rights

Convertible at the holder’s option at any time into shares of the Company’s Common Stock at a conversion price equal to the lesser of (a) $1.50 (subject to adjustment for any stock dividend, stock split, stock combination, rights offerings, reclassifications, etc.) or (B) 70% of the lowest traded price of the Common Stock on any Trading Day 15 Trading Days prior to the conversion date (subject to adjustments for stock dividends, splits, combinations, reclassifications, etc.). If the calculated conversion price would be below par value, the holder may elect par value and add “Additional Principal” to the conversion amount to maintain equivalent shares. Each conversion deducts a $1,750 holder fee from the amount converted. Conversion is subject to a 4.99% beneficial ownership limitation (calculated in accordance with Section 13(d) of the Securities Exchange Act of 1934, including attribution and group rules).

Prepayment

Optional prepayment prior to default on three Trading Days’ prior written notice at 118% of outstanding principal and accrued interest. The holder may override prepayment by converting during the notice period. Failure to pay the prepayment amount forfeits the Company’s future prepayment rights.

Events of Default and Remedies

Includes customary events (non-payment, conversion failures, covenant breaches, bankruptcy, cross-defaults, reporting failures, delisting, Rule 144 unavailability, etc.). Upon default, the Notes accelerate to 150% of principal + accrued interest (the “Default Amount”). The holder may convert the Default Amount post-maturity.

Reserved Shares

With respect to each Note, the Company must reserve the greater of 2,000,000 shares or four times the number of shares issuable on full conversion at the then-current price. Failure to maintain the reserved amount is an Event of Default.

Covenants and Restrictions

Without holder consent (not unreasonably withheld), the Company may not: pay dividends/distributions (except certain stock dividends or approved shareholders’ rights plans), repurchase/redeem stock or repay pari passu/subordinated debt, sell significant assets outside ordinary course, make affiliate loans/advances (limited exceptions), enter Variable Rate Transactions, Prohibited Transactions (e.g., merchant cash advances, receivable sales), or Section 3(a)(10) transactions (25% liquidated damages, minimum $25,000 if breached).

Other Material Provisions

Unsecured ranking; most-favored-nation protection (better future terms apply to the Notes); use of proceeds restricted to general working capital (no officer/affiliate repayments, prior debt repayment, etc.); arbitration in Florida under Florida law.

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The Company intends to use the net proceeds from the issuances of the Notes for general working capital.

The issuances of the Notes were made in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act of 1933, as amended, and Rule 506(b) thereunder.

The foregoing descriptions do not purport to be complete and are qualified in their entirety by reference to the full text of the Monroe SPA, the Monroe Note, the Monroe Warrant, the Lambda SPA, the Lambda Note, and the Lambda Warrant, copies of which are filed as Exhibits 10.3, 10.4, 10.5, 10.6, 10.7 and 10.8 hereto, respectively, and incorporated herein by reference.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information provided above in Item 1.01 herein is incorporated by reference into this Item 2.03.

Item 3.02. Unregistered Sales of Equity Securities.

The information set forth under Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.02.

The issuances of the Commitment Shares, Monroe Note, the Monroe Warrant, the Lambda Note and the Lambda Warrant were made in reliance on the exemption provided by Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), for the offer and sale of securities not involving a public offering. The Company’s reliance upon Section 4(a)(2) of the Securities Act in issuing the Commitment Shares, the Monroe Note, the Monroe Warrant, the Lambda Note and the Lambda Warrant was based upon the following factors: (a) the issuances were isolated private transactions by the Company which did not involve a public offering; (b) each of Monroe and Lambda are accredited investors; (c) the Company did not engage in general solicitation or advertising in connection with the issuance; and (d) each of Monroe and Lambda represented that, among other things, they were acquiring the securities for investment purposes only and not with a view to distribution, they have received information about the Company necessary to make an informed investment decision, and each of Monroe and Lambda is capable of evaluating the merits and risks of its investment. Any shares of Common Stock issuable upon conversion of the Monroe Note, the Monroe Warrant, the Lambda Note and the Lambda Warrant will be issued in reliance on the exemption from registration provided by Section 3(a)(9) or Section 4(a)(2) of the Securities Act.

Item 9.01. Financial Statements and Exhibits.

(d)       Exhibits.

Exhibit Number	Description
10.1	Equity Purchase Agreement between the Company and Monroe Street Capital Partners, LP dated February 25, 2026.
10.2	Registration Rights Agreement between the Company and Monroe Street Capital Partners, LP dated February 25, 2026.
10.3	Securities Purchase Agreement between the Company and Monroe Street Capital Partners, LP dated February 25, 2026.
10.4	Promissory Note dated February 25, 2026, $91,292.40 principal amount, in favor of Monroe Street Capital Partners, LP.
10.5	Common Stock Purchase Warrant dated February 25, 2026, issued to Monroe Street Capital Partners, LP.
10.6	Securities Purchase Agreement between the Company and Lambda Ventures, LLC dated February 27, 2026.
10.7	Promissory Note dated February 27, 2026, $91,292.40 principal amount, in favor of Lambda Ventures, LLC.
10.8	Common Stock Purchase Warrant dated February 27, 2026, issued to Lambda Ventures, LLC.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MAG MAGNA CORP.

Date: March 9, 2026	By:	/s/ Jamal Khurshid
Jamal Khurshid
Chief Executive Officer

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